Exhibit 10.79a


                                VOTING AGREEMENT

     VOTING AGREMENT (the "Agreement") dated as of June 9, 1999 by and between KIRAN C. PATEL ("Patel"), an individual having an address at 6800 N. Dale Mabry, Suite 268, Tampa, Florida 33614, and ROBERT W. MOREY ("Morey"), an individual having an address at c/o RWM Management Company, Box I, Tiburon, California 94920.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated May 19, 1999, by and between Patel and The WellCare Management Group, Inc., a New York corporation (the "Company"), Patel is purchasing a fifty-five percent (55%) equity interest in the Company;

     WHEREAS, it is a condition to Patel's obligation to consummate the transactions contemplated by the Stock Purchase Agreement that all of the holders of the Class A Common Stock, $.01 par value, of the Company (the "Class A Common Stock") agree to convert all of their shares of Class A Common Stock into Common Stock, $.01 par value, of the Company ("Common Stock");

     WHEREAS, Morey has not agreed to convert his 281,956 shares of Class A Common Stock (the "Shares") into Common Stock; and

     WHEREAS,  Patel and Morey wish to enter into a voting agreement pursuant to
Section 620 of the New York Business Corporation Law, effective as of June 9, 1999 (the "Effective Date"), whereby Morey will agree to vote or cause to be voted the Shares as directed by Patel, and, pursuant thereto, Morey will deliver to Patel an irrevocable proxy for two (2) years to vote the Shares in Patel's sole and absolute discretion in the form attached hereto as Exhibit A.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Voting Agreement. Morey hereby irrevocably and unconditionally agrees that during the time that this Agreement is in effect, at any meeting of shareholders of the Company, however called, or, if in lieu of a meeting, shareholder action is taken by written consent, shall vote or cause to be voted, the Shares at the time of such meeting or the execution of such written consent, as the case may be, as directed by Patel, in his sole and absolute discretion.

     2. Proxy. In order to effectuate the agreement set forth in Section 1 hereof, Morey shall deliver to Patel a proxy in the form attached hereto as Exhibit A, which shall be irrevocable for two (2) years from the Effective Date in accordance with Section 609 of the New York Business Corporation Law and pursuant to which Patel shall have the exclusive right to vote the Shares in his sole and absolute discretion.

     3. Term and Termination. The term of this Agreement shall be two (2) years from the Effective Date, unless it is earlier terminated by mutual agreement of the parties.

     4. Representation by Morey. Morey hereby warrants and represents to Patel that (i) he has full power and authority to execute and deliver to Patel, and to perform the terms of, this Agreement and (ii) the Shares are not now, nor shall they at any time during the term of this Agreement be or become, subject to any other proxy, voting agreement, voting trust, or similar agreement or arrangement that would in any way restrict or obviate the rights provided to Patel, and Morey's obligations, hereunder and pursuant to the proxy.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     6. Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by Morey and Patel.

     7. Incorporation of Exhibit. The Exhibit identified in this Agreement is incorporated herein by reference and made a part hereof.

     8. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     9. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     10. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Patel may (i) assign any or all of his rights and interests hereunder to one or more of his affiliates and (ii) designate one or more of his affiliates to exercise his rights hereunder (in any or all of which cases Morey nonetheless shall remain responsible for the performance of all of his obligations hereunder).

     11.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12. Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.


                                        /s/ Kiran C. Patel
                                        ----------------------------------
                                        KIRAN C. PATEL


                                        /s/ Robert W. Morey
                                        ----------------------------------
                                        ROBERT W. MOREY